Exhibit 4.1

EXECUTION VERSION

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), effective as of February 27, 2017, is made and entered into by and among Hennessy Capital Acquisition Corp. II, a Delaware corporation (the “Company”), Hennessy Capital Partners II LLC, a Delaware limited liability company (the “Sponsor”), each of the undersigned parties that holds Founder Shares (as defined below) and is identified as an “Other Pre-IPO Holder” on the signature pages hereto (collectively, with the Sponsor, the “Pre-IPO Holders”), the Preferred Investors (as defined below), the Backstop Investors (as defined below), Don R. Daseke, The Walden Group, Inc., a Delaware corporation (“Walden Group”), Daniel Wirkkala and each of the former holders of shares of Daseke Series B Convertible Preferred Stock, par value $0.01 per share, that is a signatory hereto and identified as a “Daseke Former Series B Holder” on the signature pages hereto (collectively, the “Daseke Former Series B Holders”) (each of the foregoing parties (other than the Company) and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, each of the Company and the Pre-IPO Holders is a party to, and hereby consents to, this amendment and restatement of that certain Registration Rights Agreement, dated July 22, 2015 (the “Original Registration Rights Agreement”), pursuant to which the Company granted the Pre-IPO Holders certain registration rights with respect to certain securities of the Company, as set forth therein;

WHEREAS, the Company and the Sponsor previously entered into that certain Securities Purchase Agreement (the “Founder Shares Purchase Agreement”), dated as of April 29, 2015, pursuant to which the Sponsor purchased an aggregate of 5,031,250 shares (41,273 of which were subsequently forfeited) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which were issued in a private placement prior to the closing of the Company’s IPO (as defined below) (such pre-IPO shares being referred to herein as the “Founder Shares”);

WHEREAS, the Sponsor and certain of the officers, directors and advisors of the Company entered into that certain Securities Assignment Agreement, dated as of May 20, 2015, pursuant to which the Sponsor transferred an aggregate of 440,000 Founder Shares to such persons for an aggregate purchase price of $2,200.00;

WHEREAS, on May 11, 2015, the Company and the Sponsor entered into that certain Sponsor Warrants Purchase Agreement (the “Private Placement Warrants Purchase Agreement”), pursuant to which the Sponsor purchased 15,080,756 warrants (the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering (the “IPO”);

WHEREAS, the Company, HCAC Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Daseke, Inc. (“Daseke”), and Don R. Daseke, solely in his capacity as the stockholders’ representative, have entered into that certain Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), dated as of December 22, 2016, pursuant to which, on the Effective Date (as defined below), Merger Sub will merge with and into Daseke, with Daseke surviving the merger as a direct wholly-owned subsidiary of the Company (the “Daseke Merger”);

WHEREAS, pursuant to the Merger Agreement, holders of Daseke common stock that is outstanding immediately prior to the Effective Date (“Daseke Former Common Holders”) shall be entitled to receive shares of Common Stock as consideration payable upon closing of the Daseke Merger (such shares payable upon closing, together with the new shares issuable by the Company pursuant to Founder Share Forfeiture Agreement (as defined below), being referred to hereafter as the “Daseke Merger Shares”);

WHEREAS, on December 22, 2016, the Company and the Sponsor entered into that certain letter agreement (the “Founder Share Forfeiture Agreement”), pursuant to which the Sponsor agreed that, immediately prior to (and contingent upon) the consummation of the Daseke Merger, the Sponsor shall transfer to the Company for forfeiture a number of Founder Shares equal to 2,274,988 less 50% of any “Utilization Fee Shares” that may be issued to the Backstop Investors pursuant to the Backstop Subscription Agreements (each as defined below), and on the Effective Date, the Company shall issue an equivalent number of new shares of Common Stock to the Daseke Former Common Holders as part of the Daseke Merger Shares;

WHEREAS, the Company and each of the Preferred Investors have entered into those certain Subscription Agreements, each dated as of December 22, 2016 (the “Preferred Subscription Agreements”), pursuant to which, on the Effective Date, the Company will issue and sell to the Preferred Investors an aggregate of 650,000 shares (at a face value of $100.00 per share) of the Company’s 7.625% Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), each share of Preferred Stock being convertible into shares of Common Stock (the “Underlying Common Shares”) on the terms provided in the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock;

WHEREAS, the Company and each of the Backstop Investors have entered into those certain Backstop and Subscription Agreements, each dated as of December 22, 2016 (the “Backstop Subscription Agreements” and together with the Preferred Subscription Agreements, the “Investor Agreements”), pursuant to which, on the Effective Date, the Company will issue to the Backstop Investors an aggregate of 391,892 shares of Common Stock as “Utilization Fee Shares” (as such term is used in the Backstop Subscription Agreements) and may issue to the Backstop Investors additional shares of Common Stock in a private placement (together with such Utilization Fee Shares, the “Backstop Shares”); and

WHEREAS, the Company and the Holders desire to enter into this Agreement in connection with the closing of the transactions contemplated by the Merger Agreement and the Investor Agreements, as applicable, to amend and restate the Original Registration Rights Agreement to provide certain registration rights with respect to certain securities of the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with an outside recognized securities law counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean when used with reference to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person and, when used with reference to any natural person, shall also include such person’s spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons.

“Agreement” shall have the meaning given in the Preamble.

“Backstop Investors” shall mean D. E. Shaw Valence Portfolios LLC, Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., Blackwell Partners, LLC, Series A, Pine River Master Fund Ltd. and Sunrise Partners Limited Partnership.

“Backstop Shares” shall have the meaning given in the Recitals hereto.

“Backstop Subscription Agreements” shall have the meaning given in the Recitals hereto.

“Blackout Period” shall have the meaning given in Section 2.3.

“Board” shall mean the Board of Directors of the Company.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Daseke Demanding Holders” shall mean each of Don R. Daseke, Walden Group, Joseph Kevin Jordan, The Joy and Kevin Jordan Revocable Trust, The Jordan Family Irrevocable Trust, Daseke Trucking Preferred, LP, Gekabi Capital Management LP, VCA Daseke LP and Daniel Wirkkala.

“Daseke Former Common Holders” shall have the meaning given in the Recitals hereto.

“Daseke Former Series B Holders” shall have the meaning given in the Preamble.

“Daseke Merger” shall have the meaning given in the Recitals hereto.

“Daseke Merger Shares” shall mean the shares of Common Stock issued to existing Daseke stockholders pursuant to the Daseke Merger.

“Daseke Registrable Holders” shall mean the Daseke Demanding Holders and the Daseke Former Series B Holders.

“Demand Registration” shall have the meaning given in subsection 2.1.4.

“Demand Registration Requesting Holder” shall have the meaning given in subsection 2.1.4.

“Demand Right Holders” shall mean the Pre-IPO Demanding Holders, the PIPE Demanding Holders and the Daseke Demanding Holders.

“Demanding Holder” shall mean a Demand Right Holder who has made a written demand pursuant to subsection 2.1.3, 2.1.4 or 2.1.6, as applicable.

“Effective Date” shall mean the date the Company consummates the Daseke Merger.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.1.4.

“Form S-3” shall have the meaning given in subsection 2.1.1.

“Founder Shares” shall have the meaning given in the Recitals hereto.

“Founder Shares Forfeiture Agreement” shall have the meaning given in the Recitals hereto.

“Founder Shares Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Holders” shall have the meaning given in the Preamble.

“IPO” shall have the meaning given in the Recitals hereto.

“Investor Agreements” shall have the meaning given in the Recitals hereto.

“Lock-Up Agreements” shall mean those certain Lock-Up Agreements, each effective as of the Effective Date, by and between certain Daseke Former Common Holders, on the one hand, the signatories thereto and the Company, on the other hand, entered into pursuant to the Merger Agreement.

“Lock-up Period” shall mean the applicable lock-up periods for the Holders set forth in the Investor Agreements, the Lock-Up Agreements and the Founder Shares Purchase Agreement.

“Material Adverse Change” shall mean (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Original Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Permitted Transferee” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-up Period under the Investor Agreements, the Lock-Up Agreements, the Founder Shares Purchase Agreement and any letter agreement with the Company, and in the case of the Sponsor, under the Sponsor’s limited liability company agreement, in each case in accordance with and without violating such agreement; provided, however, a person shall not be a Permitted Transferee under this Agreement unless and until such person has entered into a written agreement agreeing to be bound by the transfer restrictions set forth in the Investor Agreements, the Lock-Up Agreements, the Founder Shares Purchase Agreement and, if applicable, such other agreements.

“Person” shall mean a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“PIPE Demanding Holder” shall mean each PIPE Holder initiating a demand pursuant to subsection 2.1.3, 2.1.4 or 2.1.6, as applicable.

“PIPE Holder” shall mean the Preferred Investors and the Backstop Investors or any of their respective Affiliates or their respective Permitted Transferees, in each case who are Holders of Registrable Securities.

“Preferred Investors” shall mean Blackwell Partners, LLC, Series A, Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., the Osterweis Strategic Investment Fund and the Osterweis Strategic Income Fund.

“Preferred Stock” shall have the meaning given in the Recitals hereto.

“Preferred Subscription Agreements” shall have the meaning given in the Recitals hereto.

“Pre-IPO Demanding Holders” shall mean the Pre-IPO Holders (or any of their respective Affiliates or their respective Permitted Transferees, in each case who are Holders of Registrable Securities) initiating a demand pursuant to subsection 2.1.3, 2.1.4 or 2.1.6, as applicable, and representing at least a majority in interest of the then outstanding number of Registrable Securities held by the Pre-IPO Holders in the aggregate.

“Pre-IPO Holders” shall have the meaning given in the Preamble.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the completion of the Company’s initial business combination except in each case (a) to the Company’s officers or directors, any Affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any Affiliates of such person or the Sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to its completion of its initial business combination; (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company’s completion of its initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.1.7.

“Prospectus” shall mean the prospectus included in any Registration Statement (and the Shelf Prospectus in the case of the Shelf Registration Statement), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Daseke Merger Shares, (b) the Founder Shares, (c) the Private Placement Warrants (including any shares of the Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (d) shares of Preferred Stock issued pursuant to the Preferred Subscription Agreements, (e) the Underlying Common Shares, (f) the Backstop Shares, (g) any outstanding shares of the Common Stock or any other equity security (including the shares of the Common Stock issued or issuable upon the exercise or exchange of any other equity security) of the Company held by a Holder as of the date of this Agreement, and (h) any other equity security of the Company issued or issuable with respect to any such share of the Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, reorganization or other similar event; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (but with no volume or other restrictions or limitations); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)                                 all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Common Stock is then listed;

(b)                                 fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)                                  internal fees and expenses of the Company;

(d)                                 printing, messenger, telephone and delivery expenses;

(e)                                  reasonable fees and disbursements of counsel for the Company;

(f)                                   reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(g)                                  reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Holders in connection with each Registration to represent the interests of the Holders, except, in connection with a Demand Registration, legal counsel shall be selected by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

“Registration Statement” shall mean any registration statement (including the Shelf Registration Statement) that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement (and the Shelf Prospectus in the case of the Shelf Registration Statement), amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall mean the Demand Registration Requesting Holders and the Underwritten Shelf Offering Requesting Holders, as applicable.

“SEC Comments” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Prospectus” shall have the meaning given in subsection 2.1.1.

“Shelf Registration Statement” shall have the meaning given in subsection 2.1.1.

“Shelf Registration Statement Effective Period” shall have the meaning given in subsection 2.1.1.

“Shelf Takedown” shall have the meaning given in subsection 2.1.2.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.2.

“Sponsor” shall have the meaning given in the Preamble.

“Underlying Common Shares” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Offering Requesting Holder” shall have the meaning given in subsection 2.1.3.

“Walden Group” shall have the meaning given in the Preamble.

ARTICLE II
REGISTRATIONS

2.1                               Shelf Registration Statement; Demand Registration.

2.1.1                     Shelf Registration Statement.  As soon as reasonably practicable, but in no event later than forty-five (45) days following the Effective Date, the Company shall (a) file with the Commission a shelf registration statement (the “Shelf Registration Statement”) under the Securities Act on Form S-3 (or any successor form or similar short-form registration involving a similar amount of disclosure constituting a “shelf” registration statement for a public offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) (“Form S-3”) that covers all Registrable Securities then held by the Holders for a public offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule thereto) and includes a Prospectus (the “Shelf Prospectus”) that permits the disposition of all Registrable Securities subject to the Shelf Registration Statement and (b) use its reasonable best efforts to cause such Shelf Registration Statement to become effective as promptly thereafter as practicable, but in any event not later than one hundred twenty (120) days after the Effective Date if the Company receives comments to the Shelf Registration Statement from the staff of the Commission (“SEC Comments”) or ninety (90) days after the Effective Date if the Company does not receive SEC Comments.  The Company shall use its reasonable best efforts to prepare and file with the Commission such amendments, post-effective amendments and supplements (including prospectus supplements) to such Shelf Registration Statement and the Shelf Prospectus as may be necessary to keep such Shelf Registration Statement effective and to comply with the provisions of the Securities Act to, subject to Section 3.4, permit the disposition of all Registrable Securities subject thereto during the period beginning on the date the staff of the Commission declares the Shelf Registration Statement effective and ending on the earliest to occur of (i) 36 months after the effective date of such Registration Statement, (ii) the date on which all the Registrable Securities subject thereto have been sold or distributed pursuant to such Shelf Registration Statement or (iii) the date when all Registrable Securities covered by the Shelf Registration Statement first become eligible for sale pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period, the “Shelf Registration Statement Effective Period”).

2.1.2       Request for Shelf Takedown.  Subject to the provisions of subsection 2.1.7 and Section 2.3 hereof, at any time and from time to time on or after the Effective Date, at any time that the Shelf Registration Statement is effective, if a Holder of Registrable Securities covered by the Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) stating that the Holder intends to effect an offering of all or part of its Registrable Securities included in the Shelf Registration Statement (a “Shelf Takedown”), the Company shall, subject to Section 3.4, as promptly as reasonably practicable, take all actions reasonably required, including amending or supplementing the Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice.  Each Shelf Takedown Notice shall specify the amount and type of Registrable Securities to be offered and sold in the Shelf Takedown and the intended method of distribution thereof.  Except as set forth in subsection 2.1.3 hereof, the Company shall not be obligated to effect requests set forth in a Shelf Takedown Notice through an Underwritten Offering.

2.1.3       Underwritten Offering pursuant to Shelf Takedown.  Any Demand Right Holder that has initiated a Shelf Takedown and delivered a Shelf Takedown Notice to the Company pursuant to subsection 2.1.2 shall have the right to demand as part of their Shelf Takedown Notice an offering in the form of an Underwritten Offering, provided that the aggregate offering price for any such offering is at least $5,000,000.00 in the aggregate. The Company shall, within ten (10) days of the Company’s receipt from such Demanding Holder of such Shelf Takedown Notice that includes a written demand for an Underwritten Offering, notify, in writing, all other Demand Right Holders of Registrable Securities, and all Daseke Former Series B Holders who hold Registrable Securities, of such demand, and such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to a Shelf Takedown (each such Holder, an “Underwritten Shelf Offering Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by such Holder of the notice from the Company.  Upon receipt by the Company of any such written notification from an Underwritten Shelf Offering Requesting Holder, such Holder shall be entitled, subject to subsection 2.1.7 and Section 2.3 hereof, to have its Registrable Securities included in the Underwritten Offering pursuant to the Shelf Takedown. All such Holders proposing to distribute their Registrable Securities through a Shelf Takedown under this subsection 2.1.3 shall, at the time of any such Shelf Takedown, enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Demand Right Holder that initiated the Underwritten Offering pursuant to the Shelf Takedown (provided, however, that such Underwriter(s) is reasonably satisfactory to the Company); provided, further that any obligation of any such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by any such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering, and the relative liability of each such Holder shall be in proportion to such net amounts. The number of Shelf Takedowns that the Demand Right Holders may initiate pursuant to subsection 2.1.2 shall not be limited, provided that the number of Underwritten Offerings that may be initiated hereunder shall be limited, in the case of Don R. Daseke and Walden Group (taken together), to a total of two (2) (less any Demand Registration requests initiated by such Demand Right Holders pursuant to subsection 2.1.4) and, in the case of the other Daseke Demanding Holders, the PIPE Demanding Holders or the Pre-IPO Demanding Holders, to one

(1) each (less any Demand Registration requests initiated by any such Demand Right Holders pursuant to subsection 2.1.4).

2.1.4       Request for Demand Registration.  Subject to the provisions of subsection 2.1.7 and Section 2.3 hereof, at any time and from time to time on or after the Effective Date, if (a) the Shelf Registration Statement is not declared effective by the Commission on or prior to the date that is 180 days after the Effective Date or (b) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Holders (except for any unavailability resulting from information supplied by or on behalf of a Holder for use in the Shelf Registration Statement being incorrect or incomplete), any Demand Right Holder may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Any such Demand Registration may (but shall not be required to be), at the election of the Demanding Holder, be a shelf registration pursuant to Rule 415 (or any successor rule promulgated thereafter by the Commission). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Demand Right Holders of Registrable Securities and all Daseke Former Series B Holders of Registrable Securities of such demand, and each such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to the Demand Registration (each such Holder, a “Demand Registration Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by such Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Registration Requesting Holder to the Company, such Holder shall be entitled, subject to subsection 2.1.7 and Section 2.3 hereof, to have their Registrable Securities included in a Registration Statement pursuant to a Demand Registration, and the Company shall file a Registration Statement relating thereto within thirty (30) days after receipt by the Company of the Demand Registration and shall cause such Registration Statement to become effective as soon thereafter as reasonably practicable, providing for the Registration of all Registrable Securities requested by the Demanding Holders and Demand Registration Requesting Holders pursuant to such Demand Registration. The number of Registrations pursuant to a Demand Registration that the Demand Right Holders may initiate pursuant to the first sentence of this Section 2.1.4 shall be limited, (i) in the case of Don R. Daseke  and Walden Group (taken together), to a total of two (2) (less any Shelf Takedown Notice in the form of an Underwritten Offering initiated by such Demand Right Holders pursuant to Section 2.1.3), and (ii) in the case of the other Daseke Demanding Holders, the PIPE Demanding Holders or the Pre-IPO Demanding Holders, to one (1) each (less any Shelf Takedown Notice in the form of an Underwritten Offering initiated by any such Demand Right Holders pursuant to Section 2.1.3); provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.5       Effective Registration.  Notwithstanding the provisions of subsection 2.1.4 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission, (b) the Company has complied with all of its obligations under this Agreement with respect thereto and (c) the Registration Statement has remained effective continuously until the earlier of (x) one year after effectiveness or (y) the date on which all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration Statement have been sold; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holder(s) initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.6       Underwritten Offering pursuant to Demand Registration. Subject to the provisions of subsection 2.1.7 and Section 2.3 hereof, the Demanding Holder(s) may advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration, or a portion thereof, may be in the form of an Underwritten Offering provided, however, that the aggregate offering price for any such Underwritten Offering may not be less than $25,000,000.00, unless the Company is eligible to register such shares of Common Stock on a Form S-3, or subsequent similar form, in a manner which does not require inclusion of any information concerning the Company other than to incorporate by reference its filings under the Exchange Act, in which case the aggregate offering price for any such Underwritten Offering may not be less than $5,000,000.00.  All such Demanding Holders and Requesting Holders (if any) proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.6 shall, at the time of any such Underwritten Offering, enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Demanding Holder (provided, however, that such Underwriter(s) is reasonably satisfactory to the Company); provided, further that any obligation of any such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by any such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering, and the relative liability of each such Holder shall be in proportion to such net amounts.

2.1.7       Reduction of Underwritten Offering in Connection with Shelf Takedown or Demand Registration.  If the managing Underwriter(s) in an Underwritten Offering effected pursuant to a Shelf Takedown or Demand Registration, as applicable, in good faith, advises the Company, the Demanding Holders and/or the Requesting Holders (as applicable) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and/or the Requesting Holders (as applicable) desire to sell exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested to be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) up to the maximum amount that can be sold without exceeding the Maximum Number of Securities, (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of the Daseke Demanding Holders and the PIPE Holders (Pro Rata, based on the respective number of Registrable Securities that each such Holder has requested to be included in such Underwritten Offering), (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Registrable Securities of the Daseke Former Series B Holders that are not also Daseke Demanding Holders (Pro Rata, based on the respective number of Registrable Securities that each such Holder has requested to be included in such Underwritten Offering), (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Registrable Securities of the Pre-IPO Holders (Pro Rata, based on the respective number of Registrable Securities that each such Holder has so requested to be included in such Underwritten Offering without exceeding the Maximum Number of Securities); and (e) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b), (c) and (d), the Registrable Securities of other Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities).

2.1.8       Demand Registration Withdrawal.

(a)           A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement; provided that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Demand Registration as to which such withdrawal was made.  In the event the initiating Demanding Holder notifies the Company that it is withdrawing all of its Registrable Securities from the Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement.  Such registration nonetheless shall be deemed a Demand Registration with respect to such initiating Holder for purposes of subsection 2.1.4 unless (i) such Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities such Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension.

(b)           In the case of any Underwritten Offering in connection with any Shelf Takedown or Demand Registration, any participating Holder shall have the right to withdraw their respective Registrable Securities, in whole or in part, from such Underwritten

Offering prior to the pricing of such Underwritten Offering; provided that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Underwritten Offering as to which such withdrawal was made. If the withdrawing Holder is the Holder who initiated the Underwritten Offering pursuant to subsection 2.1.3, such Underwritten Offering nonetheless shall be deemed a Shelf Takedown with respect to such withdrawing Holder for purposes of subsection 2.1.3 unless (i) such Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn Underwritten Offering (based on the number of securities such Holder sought to include in the Underwritten Offering, as compared to the total number of securities included in such Underwritten Offering) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension.

(c)           Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or an Underwritten Offering prior to its withdrawal under this subsection 2.1.8.

2.2          Piggyback Registration.

2.2.1       Piggyback Rights.

(a)           If at any time on or after the Effective Date, (i) the Shelf Registration Statement is not declared effective by the Commission on or prior to the date that is 180 days after the Effective Date or (ii) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Holders (except for any unavailability resulting from information supplied by or on behalf of a Holder for use in the Shelf Registration Statement being incorrect or incomplete) and the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company), other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing stockholders, or (C) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated effectiveness date of such Registration Statement, which notice shall (1) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (2) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration.

(b)           If at any time on or after the Effective Date, the Company proposes to effect an Underwritten Offering for its own account or for the account of stockholders of the

Company (a “Company Underwritten Offering”), the Company shall notify, in writing, all Holders of Registrable Securities of such demand, and such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering (each such Holder, a “Company Underwritten Shelf Offering Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by such Holder of the notice from the Company.  Upon receipt by the Company of any such written notification from a Company Underwritten Shelf Offering Requesting Holder, such Holder shall be entitled, subject to subsection 2.2.2 and Section 2.3 hereof, to have its Registrable Securities included in the Company Underwritten Offering. All such Holders proposing to distribute their Registrable Securities through the Company Underwritten Offering shall enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Company.  The Company shall use its best efforts to cause the managing Underwriter or Underwriters of any proposed Company Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1(b) to be included in such Company Underwritten Offering on the same terms and conditions as any similar securities of the Company included in such Company Underwritten Offering and to otherwise permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through any Company Underwritten Offering under this subsection 2.2.1(b) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company; provided, however that any obligation of any such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by any such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering, and the relative liability of each such Holder shall be in proportion to such net amounts.

2.2.2       Reduction of Underwritten Offering in Connection with Piggyback Registration.  If the managing Underwriter(s) in any Underwritten Offering to be effected in connection with a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Underwritten Offering in writing that the dollar amount or number of the Common Stock that the Company desires to sell in such Underwritten Offering, taken together with (i) the Common Stock, if any, as to which inclusion in such Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which inclusion in such Underwritten Offering has been requested pursuant to subsection 2.2.1 hereof, and (iii) the Common Stock, if any, as to which inclusion in such Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)           If the Company Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Underwritten Offering (A) first, the Common Stock or other equity securities that the Company desires to sell in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Daseke Demanding Holders and PIPE Holders

exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Daseke Former Series B Holders that are not also Daseke Demanding Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Registrable Securities of the Pre-IPO Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Common Stock, if any, as to which inclusion in such Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, Pro Rata, which can be sold without exceeding the Maximum Number of Securities.

(b)           If the Company Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Offering (A) first, the Common Stock or other equity securities (if any), Pro Rata, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Daseke Demanding Holders and PIPE Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b), Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Daseke Registrable Holders that are not also Daseke Demanding Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b), Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Registrable Securities of the Pre-IPO Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b), Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Common Stock or other equity securities that the Company desires to sell in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (F) sixth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C), (D) and (E), the Common Stock or other equity securities, Pro Rata, for the account of other persons or entities that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3       Piggyback Registration Withdrawal.  Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration.  The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. In the case of any Underwritten Offering in connection with any Piggyback Registration, any participating Holder shall have the right to withdraw their respective Registrable Securities from such Underwritten Offering prior to the pricing of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration or Underwritten Offering prior to its withdrawal under this subsection 2.2.3.

2.2.4       Unlimited Piggyback Registration Rights.  For purposes of clarity, any Registration or Underwritten Offering effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3          Restrictions on Registration Rights.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (a) effect any Demand Registration or an Underwritten Offering within sixty (60) days after the closing of an Underwritten Offering or (b) file a Registration Statement (or any amendment thereto) or effect an Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to forty-five (45) days if the Company has determined in good faith that the sale of Registrable Securities pursuant a Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable securities laws (i) which disclosure would have a material adverse effect on the Company or (ii) relating to a material  transaction involving the Company (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with other Blackout Periods exceed an aggregate of 90 days in any 12-month period. Any delivery by the Company of notice of a Blackout Period during the sixty (60) days immediately following effectiveness of any Registration Statement effected pursuant to Section 2.1 hereof shall give the Holders of a majority in aggregate amount of Registrable Securities being sold pursuant to such Registration Statement the right, by written notice to the Company within twenty (20) business days after the end of such Blackout Period, to cancel such registration. Notwithstanding the foregoing, the Company shall not exercise its rights under this Section 2.3 to invoke a Blackout Period unless it applies the same Blackout Period restrictions contained herein to all other securityholders of the Company with contractual registration rights.

ARTICLE III
COMPANY PROCEDURES

3.1          General Procedures.  If at any time on or after the Effective Date the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1       prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2       prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3       prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4       prior to any public offering of Registrable Securities, use its best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5       notify each selling Holder promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

3.1.6       cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.7       provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.8       provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement with respect thereto;

3.1.9       advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.10     at least five (5) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.11     notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.12     permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.13     obtain a “cold comfort” letter for the benefit of the Underwriters from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request;

3.1.14     on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion and negative assurance letter is being given as the Underwriters may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.15     in the event of any Underwritten Offering or Shelf Takedown, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriters of such offering;

3.1.16     make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

3.1.17     if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000.00, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriters in any Underwritten Offering or Shelf Takedown;

3.1.18     take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

3.1.19     otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2          Registration Expenses.  The Registration Expenses of all Registrations shall be borne by the Company.  It is acknowledged by the Holders that each Holder shall be responsible for any Underwriters’ commissions and discounts or brokerage fees in respect of the Registrable Securities sold by it and, other than as set forth in the definition of “Registration Expenses,” the fees and expenses of any legal counsel representing the Holders.

3.3          Requirements for Participation in Underwritten Offerings and Shelf Takedowns.  No person may participate in any Underwritten Offering or Shelf Takedown for equity securities of the Company pursuant to a  Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4          Suspension of Sales; Adverse Disclosure.  Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.  The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5          Reporting Obligations.  As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and, if requested by Holders, to promptly furnish such Holders with true and complete copies of all such filings.  The Company covenants that, promptly after the Effective Date (but no later than four business days after the Effective Date), it shall file “Form 10 information” (as such term is defined in Rule 144(i) under the Securities Act) with the Commission.  The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions.  Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1          Indemnification.

4.1.1       The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its partners, officers, directors, employees and agents, and each person who controls such Holder (within the meaning of the Securities Act or the Exchange Act, as applicable) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in (or incorporated by reference in) any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto, or any filing under any state securities law required to be filed or furnished, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage, liability or proceeding, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly stating that it is for use therein. The

Company shall indemnify the Underwriters, their partners, officers, directors, employees and agents, and each person who controls such Underwriters (within the meaning of the Securities Act or the Exchange Act, as applicable), to the same extent as provided in the foregoing with respect to the indemnification of the Holders.

4.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its partners, directors, officers, employees  and agents, and each other Holder and its respective partners, directors, officers, employees and agents, and each person who controls the Company or any other Holder (within the meaning of the Securities Act or Exchange Act, as applicable) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly stating that it is for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their partners, officers, directors, employees and agents, and each person who controls such Underwriters (within the meaning of the Securities Act), to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3       Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (and one applicable local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, officer, director, employee, agent or controlling person of such indemnified party and shall survive the transfer of securities.  The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5       If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1          Notices.  Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile.  Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication to the Company under this Agreement must be addressed to the Company at Daseke, Inc. (f/k/a Hennessy Capital Acquisition Corp. II), 15455 Dallas Parkway, Suite 440, Addison, Texas 75001. Any notice or communication to any Holder under this Agreement must be addressed to such Holder’s address as found in the Company’s books and records.  Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2          Assignment; No Third Party Beneficiaries.

5.2.1       This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2       Prior to the expiration of the applicable Lock-up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee (but only if, as set forth in the definition thereof, such person has agreed to become bound by the transfer restrictions set forth in the Investor Agreements, the Lock-Up Agreements, the Founder Shares Purchase Agreement and, if applicable, any other applicable letter agreements).

5.2.3       This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4       This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5       No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3          Counterparts.  This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4          Governing Law.  NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE

PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5          Amendments and Modifications.  Upon the written consent at the time in question of the Company and the Holders of at least a majority in interest of the Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company.  No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6          Other Registration Rights.  The Company represents and warrants that no person, other than a Holder of Registrable Securities, other than the shelf registration statement required to be filed for the benefit of securityholders of Daseke pursuant to Section 11.03 of the Merger Agreement and other than the holders of warrants issued to public investors pursuant to that certain Warrant Agreement, dated as of July 22, 2015, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person.  Further, the Company represents and warrants that this Agreement supersedes and restates the Original Registration Rights Agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.  Except as required by a pre-existing registration rights agreement referenced in this Section 5.6, neither the Company nor any stockholder of the Company (other than the Holders) may include securities in any Registration made pursuant to Section 2.1 of this Agreement.

5.7          Term.  This Agreement shall terminate upon the date as of which (a) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.  The provisions of Section 3.5, Article IV and Article V shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HENNESSY CAPITAL ACQUISITION CORP. II

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer
SPONSOR:

HENNESSY CAPITAL PARTNERS II LLC,

By: Hennessy Capital LLC, its managing member

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Managing Member

OTHER PRE-IPO HOLDERS:

/s/ Bradley Bell
Name: Bradley Bell

/s/ Richard Burns
Name: Richard Burns

/s/ Nicholas Petruska
Name: Nicholas Petruska

/s/ Peter Shea
Name: Peter Shea

/s/ Kevin Charlton
Name: Kevin Charlton

/s/ Charles B. Lowery II
Name: Charles B. Lowery II

/s/ Thomas J. Sullivan
Name: Thomas J. Sullivan

[Signature Page to Amended and Restated Registration Rights Agreement]

PREFERRED INVESTORS:

THE OSTERWEIS STRATEGIC INCOME FUND

By:	/s/ Bradley Kane
Name: Bradley Kane
Title: Assistant Vice President

THE OSTERWEIS STRATEGIC INVESTMENT FUND

By:	/s/ Bradley Kane
Name: Bradley Kane
Title: Assistant Vice President

[Signature Page to Amended and Restated Registration Rights Agreement]

PREFERRED INVESTORS AND BACKSTOP INVESTORS:

BLACKWELL PARTNERS, LLC, SERIES A

By: Coliseum Capital Management, LLC, Attorney-in-fact

By:	/s/ Chris Shackelton
Name: Chris Shackelton
Title: Manager

COLISEUM CAPITAL PARTNERS, L.P.

By: Coliseum Capital, LLC, its general partner

By:	/s/ Chris Shackelton
Name: Chris Shackelton
Title: Manager

COLISEUM CAPITAL PARTNERS II, L.P.

By: Coliseum Capital, LLC, its general partner

By:	/s/ Chris Shackelton
Name: Chris Shackelton
Title: Manager

[Signature Page to Amended and Restated Registration Rights Agreement]

BACKSTOP INVESTORS:

PINE RIVER MASTER FUND LTD.

By:	Pine River Capital Management L.P.
Its:	Investment Manager

By:	/s/ Nick Nusbaum
Nick Nusbaum, Chief Financial Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

BACKSTOP INVESTOR:

D. E. SHAW VALENCE PORTFOLIOS LLC

By:	/s/ Neil Cosgrove
Name: Neil Cosgrove
Title: Managing Director and Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

BACKSTOP INVESTOR:

SUNRISE PARTNERS LIMITED PARTNERSHIP

By:	Paloma Partners Management Company, its general partner

By:	/s/ Douglas W. Ambrose
Name: Douglas W. Ambrose
Title: Managing Director

[Signature Page to Amended and Restated Registration Rights Agreement]

DON R. DASEKE

/s/ Don R. Daseke

THE WALDEN GROUP, INC.

By:	/s/ Don R. Daseke
Name: Don R. Daseke
Title: President

[Signature Page to Amended and Restated Registration Rights Agreement]

DANIEL WIRKKALA

/s/ Daniel Wirkkala

[Signature Page to Amended and Restated Registration Rights Agreement]

DASEKE FORMER SERIES B HOLDERS:

BARBARA S. BIGHAM

/s/ Barbara Bigham

BENNO JOHN FISCHER

/s/ Benno John Fischer

BOD, LLC — THE DASEKE SERIES

By:	/s/ Don Reece
Name:	Don Reece
Title:	Manager

BRIAN J. BONNER

/s/ Brian J. Bonner

BURNETT C. HORNADY, II

/s/ Chris Hornady

CARLA JONES SOUSA

/s/ Carla Jones Sousa

CHARLES A. MOSELEY

/s/ Charles A. Moseley

CHERYL H. NELSON

/s/ Cheryl Nelson

CHRIS COOPER

[Signature Page to Amended and Restated Registration Rights Agreement]

COZAD INVESTMENTS, L.P.

By: , its general partner

By:
Name:
Title:

DASEKE TRUCKING PREFERRED, LP

By: EF Financial GP, LLC, its general partner

By:
Name:
Title:

DENNIS STONE

/s/ Dennis Stone

DIANE BECKETT

/s/ Diane Beckett

EQUITY TRUST CO. CUSTODIAN FBO W. PAUL STEWART IRA

By:	/s/ William Paul Stewart
Name:	William Paul Stewart
Title:	Trustee

ESTATE OF FRANCES S. BOYD

By:	/s/ Gail Cooper; /s/ Ginger Hartzog
Name:	Gail Cooper; Ginger Hartzog
Title:	Co-Trustees

FISHER PROPERTIES OF INDIANA, INC.

By:	/s/ Tamara S. Phillips
Name:	Tamara S. Phillips
Title:	Treasurer

FRANK W. REES, JR.

/s/ Frank W. Rees, Jr.

[Signature Page to Amended and Restated Registration Rights Agreement]

GAFFORD INVESTMENTS, LTD.

By:	/s/ Ron Gafford
Name:	Ron Gafford
Title:	General Partner

GAIL B COOPER CHILD TRUST F/B/O AMY C HOLLAND

By:	/s/ Amy C. Holland
Name:	Amy C. Holland
Title:	Trustee

GAIL B COOPER CHILD TRUST F/B/O CHRISTOPHER R COOPER

By:	/s/ Amy C. Holland
Name:	Amy C. Holland
Title:	Trustee

GAIL COOPER

/s/ Gail Cooper

GEKABI CAPITAL MANAGEMENT LP

By: Gekabi Capital GP, LLC, its general partner

By:	/s/ George Bishop
Name:	George H. Bishop
Title:	Manager

HAROLD M. BRIERLEY

HELEN L. POORMAN

J. DOUGLAS RIPPETO

/s/ J. Douglas Rippeto

[Signature Page to Amended and Restated Registration Rights Agreement]

JAMES NIEMANN TRUST

By:	/s/ Jimmy Niemann
Name:	Jimmy Niemann
Title:	Trustee

JAMES RANDOLPH

/s/ Jimmy Randolph

JIM BECKETT

JONATHAN ANDREW GANNON

/s/ Jonathan Andrew Gannon

JOSEPH KEVIN JORDAN

/s/ Joseph Kevin Jordan

THE JORDAN FAMILY IRREVOCABLE TRUST

By:	/s/ Kevin Jordan
Name:	Kevin Jordan
Title:	Trustee

THE JOY AND KEVIN JORDAN REVOCABLE TRUST

By:	/s/ Kevin Jordan
Name:	Kevin Jordan
Title:	Trustee

LAREE PACAUD HULSHOFF

/s/ Laree Hulshoff

LAURA H. WRIGHT

/s/ Laura H. Wright

[Signature Page to Amended and Restated Registration Rights Agreement]

LEE E. TENZER TRUST

By:	/s/ Mark McClain
Name:	Mark McClain
Title:	Attorney-in-Fact and Successor Trustee

LENOX HILL CAPITAL, LLC

By:
Name:
Title:

MARK RANDOLPH

/s/ Mark Randolph

MILLENNIUM TRUST CO. LLC CUSTODIAN FBO STEVEN H DURHAM ROLLOVER IRA XXXX6U1N8

By:
Name:
Title:

PANABCO, A PARTNERSHIP ACCOUNT #2406

By:	/s/ J. Bradley Zellar
Name:	J. Bradley Zellar
Title:	Partner

PATRICIA STONE

/s/ Patricia Stone

PAUL H. COIL

/s/ Paul H. Coil

PHILIP L. BYRD

[Signature Page to Amended and Restated Registration Rights Agreement]

POINT CYPRESS INVESTMENTS, LLC

By:	/s/ Judson Green
Name:	Judson Green
Title:	Trustee

Q MANAGEMENT GROUP, LP

By:	/s/ Lee Bailey
Name:	Lee Bailey
Title:	Managing Partner

R. SCOTT WHEELER

/s/ R. Scott Wheeler

RENDY TAYLOR

/s/ Rendy Taylor

RICHARD BAILEY

/s/ Richard Bailey

RICK WILLIAMS

/s/ Rick Williams

ROBERT BIGHAM, JR.

/s/ Robert Bigham

ROD D. MOSELEY

/s/ Rod Moseley

SCHEEF CAPITAL COMPANY LP

By: Scheef Capital Management, its general partner

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

SUSAN M. ANSEL

/s/ Susan M. Ansel

TENZER FAMILY LIMITED PARTNERSHIP

By:	/s/ Mark McClain
Name:	Mark McClain
Title:	Attorney-in-Fact for General Partner

THE ESTATE OF JAMES G. STEWART

By:
Name:
Title:

THE HUND FAMILY TRUST

By:
Name:
Title:

THE STEVEN H. DURHAM FAMILY FOUNDATION

By:	/s/ Steven Durham
Name:	Steven Durham
Title:	President

THE SUZANNE A. HOOVER REVOCABLE TRUST

By:
Name:
Title:

TIM CURRAN

/s/ Tim Curran

TIMOTHY H. UBBEN

/s/ Timothy H. Ubben

TRACY M. FRIEDRICHS

/s/ Tracy Friedrichs

[Signature Page to Amended and Restated Registration Rights Agreement]

VCA DASEKE, L.P.

By: ACH Management, LLC, its general partner

By:	/s/ O. Haynes Morris
Name:	O. Haynes Morris
Title:	Manager

WAYNE I. ROGERS

/s/ Wayne Rogers

[Signature Page to Amended and Restated Registration Rights Agreement]